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SCHEDULE 14A INFORMATION
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
FEI COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
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7451 NW Evergreen Parkway
Hillsboro, OR 97124-5830

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 15, 2003

To the Shareholders of
    FEI COMPANY:

        NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of FEI Company will be held on May 15, 2003 at 9:00 a.m. local time, at 5350 NE Dawson Creek Drive, Hillsboro, Oregon, for the following purposes:

1.
To elect members of the FEI board of directors to serve for the following year and until their successors are duly elected and qualified.

2.
To consider and vote on a proposal to amend the 1995 Stock Incentive Plan (i) to increase the number of shares of FEI common stock reserved for issuance under the plan from 5,000,000 to 6,000,000; and (ii) to increase the number of shares subject to options or stock appreciation rights that may be granted to any employee in any single year, subsequent to the initial grant, from 200,000 to 250,000.

3.
To transact such other business as may properly come before the meeting or at any and all postponements or adjournments of the meeting.

        Only shareholders of record at the close of business on March 17, 2003 and their proxies will be entitled to vote at the annual meeting and any adjournment or postponement of the meeting. A form of proxy and a proxy statement containing more detailed information about the matters to be considered at the annual meeting accompany this notice. We urge you to give this material your careful attention.

        You are respectfully requested to date and sign the enclosed proxy and return it in the postage-prepaid envelope enclosed for that purpose. You may attend the meeting in person even though you have sent in your proxy; retention of the proxy is not necessary for admission to the meeting.

                      By Order of the Board of Directors,

                      Bradley J. Thies
                       Secretary

Hillsboro, Oregon
April 4, 2003

Your vote is important.
To vote your shares, please complete, sign, date
and mail the enclosed proxy card
promptly in the enclosed return envelope.

FEI COMPANY

PROXY STATEMENT
2003 Annual Meeting of Shareholders

        This document is being furnished to FEI shareholders as part of the solicitation of proxies by the FEI board of directors for use at the annual meeting of shareholders to be held on May 15, 2003 at 9:00 a.m. local time, at 5350 NE Dawson Creek Drive, Hillsboro, Oregon. This proxy statement and the enclosed form of proxy are first being mailed to shareholders on or about April 11, 2003.

        Upon written request to Jeanne Johnston, executive assistant, any person whose proxy is solicited by this proxy statement will be provided with a copy, without charge, of our Annual Report on Form 10-K.

Information Concerning Solicitation and Voting

Purposes of the Annual Meeting

        The purposes of the annual meeting are:

  •
  To elect members of the FEI board of directors to serve for the following year and until their successors are duly elected and qualified.

  •
  To consider and vote on a proposal to amend the 1995 Stock Incentive Plan (i) to increase the number of shares of FEI common stock reserved for issuance under the plan from 5,000,000 to 6,000,000; and (ii) to increase the number of shares subject to options or stock appreciation rights that may be granted to any employee in any single year, subsequent to the initial grant, from 200,000 to 250,000.

  •
  To transact such other business as may properly come before the meeting or at any and all postponements or adjournments of the meeting.

Voting and Solicitation

        The cost of soliciting proxies for the annual meeting will be borne by FEI. In addition to soliciting proxies by mail, proxies may be solicited personally or by telephone, facsimile, or other means of communication by directors, officers and employees of FEI. These persons will not specifically be compensated for these activities, but they may be reimbursed for reasonable out-of-pocket expenses in connection with this solicitation. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by these persons. FEI will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with this solicitation.

        The following table shows the vote required to approve each proposal.

Proposal	Vote Required
Election of directors	A majority of the outstanding shares of FEI must be present at the annual meeting in person or by proxy. The directors are elected by a plurality of the votes cast. The Oregon statutory term "plurality" means that the eight director nominees who receive the most votes will be elected.
Amendments to the 1995 Stock Incentive Plan	A majority of the outstanding shares of FEI must be present at the annual meeting in person or by proxy and a majority of the votes cast must vote in favor of the proposal.

        The shareholders present at the annual meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal of enough shareholders to leave less than a quorum or the refusal of any shareholder present in person or by proxy to vote or participate in the annual meeting. If the annual meeting of shareholders is adjourned for any reason, the approval of the proposal may be considered and voted upon by shareholders at the subsequent reconvened meeting. All proxies will be voted in the same manner as they would have been voted at the original meeting except for any proxies that have been properly withdrawn or revoked.

Record Date and Shares Outstanding

        The board of directors has fixed the close of business on March 17, 2003 as the record date to determine the shareholders entitled to receive notice of and to vote at the annual meeting. Each holder of common stock on the record date is entitled to one vote per share held on all matters properly presented at the annual meeting. The common stock is the only outstanding authorized voting security of FEI and does not have cumulative voting rights. As of the close of business on March 17, 2003, there were 32,834,699 shares of common stock outstanding and entitled to vote, held by 118 holders of record. All votes on the proposals, set forth below will be taken by ballot. For purposes of the vote on the proposals set forth below, the holders of a majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum, which is necessary for the transaction of business.

Abstentions; Broker Non-Votes

        Abstentions and broker non-votes (the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter) will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

Revocability of Proxies

        Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by:

  •
  filing a written notice of revocation dated after the date of the proxy with our secretary, Bradley J. Thies, in care of FEI Company at 7451 NW Evergreen Parkway, Hillsboro, OR 97124-5830, at or before the vote at the annual meeting,

  •
  signing a later proxy relating to the same shares and delivering it to our secretary before the annual meeting, or

  •
  attending the annual meeting and voting in person.

        Attendance at the annual meeting, however, will not in and of itself constitute a revocation of a proxy. All valid, unrevoked proxies will be voted at the annual meeting in accordance with the instructions given. If the enclosed proxy card is properly executed and received by the company in time to be voted at the meeting and is not revoked, the shares represented by it will be voted at the meeting in accordance with the instructions marked on it. Executed proxies without instructions will be voted "FOR" approval of the proposals.

Discretionary Authority

        While the notice of annual meeting of shareholders provides for transaction of such other business as may properly come before the meeting, the board of directors has no knowledge of any matters to be presented at the meeting other than those referred to herein. The enclosed proxy, however, gives discretionary authority to the proxy holders to vote in accordance with the recommendation of management if any other matters are presented.

Shareholder Proposals For 2004 Annual Meeting

        In accordance with Rule 14a-8 of the Securities Exchange Act of 1934, as amended, to be eligible for inclusion in our proxy statement for the 2004 annual shareholders meeting, shareholder proposals must be received at our principal executive offices no later than December 18, 2003. Such proposals should be submitted to the secretary of FEI by certified mail, return receipt requested.

        If notice of a shareholder proposal to be raised at FEI's 2004 annual meeting of shareholders is received at our principal executive offices after February 26, 2004 (45 days before the month and date in 2003 corresponding to the date on which we mailed our proxy materials for the 2003 annual meeting), such proposal will be considered untimely. Proxy voting on such proposals at the 2004 annual shareholders meeting, if any, will be subject to the discretionary voting authority of the designated proxy holders.

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

        FEI's directors are elected at the annual meeting to serve until their successors are duly elected and qualified. If any of the nominees for director at the annual meeting becomes unavailable for election for any reason (none being presently known), the proxy holders will have discretionary authority to vote pursuant to the proxy for a suitable substitute or substitutes. The following table briefly describes the nominees for directors (as of March 31, 2003).

Name, Principal Occupation and Other Directorships	Age	Director Since
Dr. Michael J. Attardo. Dr. Attardo has served as a director of FEI since April 1999. From 1992 to 1999, Dr. Attardo was General Manager of International Business Machine Corporation's ("IBM") Microelectronics Division. Dr. Attardo enjoyed more than 30 years of experience in engineering, management and development at IBM. Prior to serving as General Manager of the Microelectronics Division, Dr. Attardo was General Manager of the Manufacturing and Process Development Division of IBM. He serves as a member of the board of directors of the Semiconductor Industries Association, and the Engineering Council of the Columbia University School of Engineering and Applied Science. He also serves on the joint industry-government Semiconductor Technology Council for the United States Department of Defense. In addition, Dr. Attardo serves on the supervisory board of directors for ASML Holding N.V. ("ASML"), a manufacturer of advanced technology systems for the semiconductor industry. Dr. Attardo holds a B.A. from Queens College and a B.S., M.S. and Ph.D. from Columbia University.	61	1999
Wilfred J. Corrigan. Mr. Corrigan has served as a director of FEI since May 2002. Mr. Corrigan is the principal founder of LSI Logic Corporation and has served as its Chairman of the board of directors and Chief Executive Officer since the company was founded in January 1981. Mr. Corrigan also serves on the board of directors of several privately held corporations. Mr. Corrigan holds a B.S. degree in chemical engineering from the Imperial College of Science in London, England.	65	2002

William E. Curran. Mr. Curran has served as a director of FEI since February 1997. Since August 2002, he has been Executive Vice President of Philips Medical Systems, an affiliate of Koninklijke Philips Electronics N.V. ("Philips"). From July 1999 to August 2002, he was President and Chief Executive Officer of Philips Electronics North America Corporation ("Philips North America"), an affiliate of Philips. From 1996 until October 1999, Mr. Curran was Senior Vice President, Chief Financial Officer of Philips North America. From March 1993 to February 1996, he was Chief Operating Officer of Philips Medical Systems and from February 1987 to February 1996 Mr. Curran was Chief Financial Officer of Philips Medical Systems. Mr. Curran serves on the board of directors of MedQuist, Inc. and Navigation Technologies Corporation. Mr. Curran holds a B.S. degree in management engineering from Rensselaer Polytechnic Institute and an M.B.A. from the University of Pennsylvania.	54	1997

Dr. William W. Lattin. Dr. Lattin has served as a director of FEI since April 1999. Since May 2000, Dr. Lattin has served as a consultant to Vitesse Semiconductor Corporation. Dr. Lattin was an Executive Vice President of Synopsys, Inc. from October 1994 until October 1999. From September 1986 through February 1994, Dr. Lattin served as President and Chief Executive Officer of Logic Modeling Corp. From 1975 to 1986, Dr. Lattin held various engineering and management positions with Intel Corporation. Dr. Lattin serves on the board of directors of Merix Corporation and RadiSys Corporation. Dr. Lattin also serves on the board of directors of several private companies, including EasyStreet Online Services, Inc. Dr. Lattin holds a Ph.D. degree in electrical engineering from Arizona State University and M.S.E.E. and B.S.E.E. degrees from the University of California-Berkeley.	62	1999
Jan C. Lobbezoo. Mr. Lobbezoo has served as a director of FEI since July 1999. Mr. Lobbezoo has been Executive Vice President and Chief Financial Officer of Philips Semiconductors International B.V., an affiliate of Philips, since May 1994. He joined Philips in 1970 and served in a number of finance and control positions in Nigeria, South Africa and Scandinavia as well as in the Netherlands. Mr. Lobbezoo serves on the board of directors of Taiwan Semiconductor Manufacturing Co., Ltd. Mr. Lobbezoo holds a Masters degree in Business Economics from Erasmus University, Rotterdam, the Netherlands.	56	1999

Dr. Gerhard Parker. Dr. Parker has served as a director of FEI since July 2001. Dr. Parker held a variety of positions at Intel Corporation ("Intel") from 1969 to 2001, where he served most recently as Executive Vice President. During his tenure at Intel, Dr. Parker also served as Senior Vice President of the company's Technology and Manufacturing Group from 1989 to 1999, where he managed worldwide manufacturing. From 1999 to 2001, Dr. Parker was General Manager of Intel's New Business Group. Dr. Parker serves on the board of directors of Applied Materials, Inc., a supplier of products and services to the semiconductor industry. Dr. Parker holds B.S.E.E., M.S.E.E. and Ph.D. degrees from the California Institute of Technology.	59	2001

Vahé A. Sarkissian. Mr. Sarkissian joined FEI as President, Chief Executive Officer and director in May 1998 and has been Chairman of the board of directors since January 2002. From 1994 to 1995, he was President and Chief Executive Officer of Metrologix, Inc., an electron beam metrology company. Mr. Sarkissian was with Silicon Valley Group, Inc. ("SVG") from 1989 to 1993, as President and Chief Operating Officer, and he was also President and Chief Executive Officer of SVG Lithography Systems, a subsidiary of SVG. Before SVG he was a Vice President of Data General Corp. He has held several technical and management positions with semiconductor companies, including Advanced Micro Devices, Inc. He has served as a member of the board of directors for several technology companies. Mr. Sarkissian holds a B.S.E.E. degree from Northrop University and a M.S.E.E. degree from the University of Santa Clara	60	1998
Donald R. VanLuvanee. Mr. VanLuvanee has served as a director of FEI since November 1995. From 1992 to 2002, Mr. VanLuvanee was President, Chief Executive Officer and a director of Electro Scientific Industries, Inc., an electronics company. Mr. VanLuvanee serves as a director of Micro Component Technology, Inc., a semiconductor equipment manufacturing company. Mr. VanLuvanee holds a B.S.E.E. and a M.S.E.E. degree from Rennselaer Polytechnic Institute.	58	1995

Board Meetings and Committees

        The FEI board of directors met twelve times during 2002. During 2002, no director attended fewer than 75% of the meetings of the board of directors and any committees of which the director was a member. Throughout 2002, the standing committees of the board of directors were the audit committee, the compensation committee and the nominating committee. We intend that each of our standing committees will consist of only independent members prior to our 2004 annual meeting of shareholders.

        The audit committee:

  •
  makes recommendations concerning the engagement of the independent public accountants,

  •
  reviews with the independent public accountants the plans and results of the audit engagement,

  •
  approves professional services provided by the independent public accountants,

  •
  reviews the independence of the independent public accountants,

  •
  considers the range of the audit and non-audit fees, and

  •
  reviews the adequacy and completeness of FEI's internal accounting controls and financial statements.

        During 2002, the audit committee consisted of Michael J. Attardo, Jan C. Lobbezoo and Donald R. VanLuvanee. The audit committee met six times in 2002.

        The compensation committee determines compensation for FEI's executive officers and administers FEI's stock incentive plans and employee share purchase plan. During 2002, the compensation committee consisted of William W. Lattin, William E. Curran and Donald R. VanLuvanee. The compensation committee met five times in 2002.

        The nominating committee reviews qualifications and makes recommendations to the board of directors concerning nominees to the board of directors and board of directors membership. During 2002, the nominating committee consisted of Vahé A. Sarkissian, Michael J. Attardo and William W. Lattin. The nominating committee met three times in fiscal 2002. The nominating committee has not put in place a procedure for considering nominees recommended by security holders.

Director Compensation

        Under the terms of the FEI 1995 Stock Incentive Plan, each independent director receives a non-statutory option to purchase 5,000 shares of FEI common stock when the individual becomes a director. In addition, each independent director of FEI automatically is granted an annual non-discretionary, non-statutory option to purchase 3,000 shares of common stock. In 2002, independent directors each were paid $7,500 per year for their services, $1,000 for attendance at each board of directors meeting and an additional $500 for attendance at each committee meeting, provided the committee meeting was not held at the same location and within 24 hours of a scheduled board of directors meeting.

        Only independent directors receive fees or option grants for services as a director. All directors were reimbursed in 2002 for reasonable expenses incurred in attending meetings.

Recommendation of the Board of Directors

        The board of directors recommends that the shareholders vote FOR the slate of nominees named in this proxy statement.

PROPOSAL NUMBER TWO—APPROVAL AND ADOPTION OF
AMENDMENTS TO THE FEI 1995 STOCK INCENTIVE PLAN

        FEI maintains the 1995 Stock Incentive Plan for the benefit of its employees and others who provide services to FEI. The board of directors believes the availability of stock incentives is an important factor in FEI's ability to attract and retain experienced and competent employees and to provide an incentive for them to exert their best efforts on behalf of FEI. As of March 17, 2003, out of a total of 5,000,000 shares reserved for issuance under the plan, only approximately 618,301 shares remained available for future grant. The board of directors believes additional shares will be needed under the plan to provide appropriate incentives to employees. Accordingly, on January 23, 2003, the board of directors approved an amendment to the plan, subject to shareholder approval, to reserve an additional 1,000,000 shares under the plan. The total number of shares reserved for issuance under the plan thus would be increased from 5,000,000 to 6,000,000 shares.

        To comply with Section 162(m) of the Internal Revenue Code, per-employee grants of options and stock appreciation rights under the plan are subject to specified limits. Currently, those limits are 200,000 shares for new hires and 200,000 shares annually otherwise. The board of directors recommends amending the plan to increase the limit on annual stock option grants from the current 200,000 shares per employee to 250,000 shares. The board of directors has determined that the annual limit of 200,000 shares per employee does not allow sufficient flexibility in structuring compensation incentives. The per-employee limit for new hires will not be affected by this amendment. Shareholder approval of this proposal will constitute a reapproval of the per-employee limits on grants of options and stock appreciation rights under the plan. This reapproval is required every five years for continued compliance with proposed regulations under Section 162(m) of the Internal Revenue Code. See "—Tax Consequences."

        Key provisions of the plan are described below and the entire plan, as proposed to be amended, is attached as Appendix A hereto. We urge FEI shareholders to carefully read the amendments to the plan.

Description of the 1995 Stock Incentive Plan

        Eligibility.    All employees, officers and directors of FEI and its subsidiaries, approximately 1,538 persons in total, are eligible to participate in the plan. Non-employee agents, consultants, advisors, persons involved in the sale or distribution of FEI's products and independent contractors of FEI or any subsidiary also are eligible to participate in the plan.

        Administration.    The FEI board of directors is authorized to administer the plan. The FEI board of directors may promulgate rules and regulations for the operation of the plan and generally supervises the administration of the plan. The FEI board of directors has delegated authority to administer the plan to the compensation committee of the FEI board of directors. Only the FEI board of directors, however, may amend, modify or terminate the plan.

        Term of Plan.    The plan will continue until all shares available for issuance under the plan have been issued and all restrictions on such shares have lapsed. The FEI board of directors may suspend or terminate the plan at any time.

        Stock Options.    The compensation committee determines:

  •
  the persons to whom options are granted,

  •
  the option price,

  •
  the number of shares to be covered by each option,

  •
  the term of each option,

  •
  the times at which options may be exercised, and

  •
  whether the option is an incentive stock option or a nonqualified stock option.

        If an option is an incentive stock option, the option price cannot be less than the fair market value of the FEI common stock on the date of grant. If an optionee at the time of grant of an incentive stock option owns stock representing more than 10% of the combined voting power of FEI, the option price may not be less than 110% of the fair market value of the FEI common stock on the date of grant. In addition, the plan limits the amount of incentive stock options that may become exercisable under the plan in any year to $100,000 per optionee, based on the fair market value of the stock on the date of grant. No monetary consideration is paid to FEI upon the granting of options. Currently, no employee may be granted options or stock appreciation rights under the plan for more than 200,000 shares in connection with the hiring of the employee or 200,000 shares in any subsequent year. We are seeking approval of an amendment to the plan that would increase the annual limit from 200,000 shares to 250,000 shares.

        Options granted under the plan generally continue in effect for the term fixed by the compensation committee, except that incentive stock options are not exercisable after the expiration of 10 years from the date of grant. Options are exercisable in accordance with the terms of an option agreement entered into at the time of grant. Options are nontransferable except on death of a holder. Options may be exercised only while an optionee is employed by FEI or a subsidiary or within twelve months following termination of employment by reason of death or disability or thirty days following termination for any other reason. In the event of death of an optionee while employed by FEI, all outstanding options held by the employee will become fully vested. The compensation committee may extend the exercise period for any period up to the expiration date of the option and may increase the number of shares for which the option may be exercised up to the total number of shares underlying the option. The purchase price for each share purchased on the exercise of options must be paid in:

  •
  cash, including cash that may be the proceeds of a loan from FEI,

  •
  shares of FEI common stock valued at fair market value,

  •
  restricted stock,

  •
  performance units or other contingent awards denominated in either stock or cash,

  •
  deferred compensation credits, or

  •
  other forms of consideration, as determined by the compensation committee.

Upon exercise of an option, the number of shares subject to the option and the number of shares available under the plan for future option grants are reduced by the number of shares with respect to which the option is exercised.

        Stock Option Grants to Independent Directors.    Each individual who is an independent director receives a non-statutory option to purchase 5,000 shares of FEI common stock when the individual becomes a director. In addition, each independent director of FEI automatically is granted an annual non-discretionary, non-statutory option to purchase 3,000 shares of FEI common stock.

        Stock Appreciation Rights.    Stock appreciation rights ("SARs") may be granted under the plan. SARs may, but need not, be granted in connection with an option grant or an outstanding option previously granted under the plan. A SAR gives the holder the right to payment from FEI of an amount equal in value to the excess of the fair market value on the date of exercise of a share of FEI common stock over its fair market value on the date of grant or, if granted in connection with an option, the option price per share under the option to which the SAR relates.

        A SAR is exercisable only at the time or times established by the compensation committee. If a SAR is granted in connection with an option, it is exercisable only to the extent and on the same conditions that the related option is exercisable. Payment by FEI upon exercise of a SAR may be made in:

  •
  FEI common stock valued at its fair market value,

  •
  cash, or

  •
  partly in stock and partly in cash, as determined by the compensation committee.

The compensation committee may withdraw any SAR granted under the plan at any time and may impose any condition upon the exercise of a SAR. The compensation committee also may adopt rules and regulations from time to time affecting the rights of holders of SARs. No SARs have been granted under the plan.

        The existence of SARs, as well as the bonus rights described below, would require charges to income over the life of the right based on the amount of appreciation, if any, in the market value of the common stock of FEI over the exercise price of shares subject to exercisable SARs or bonus rights.

        Stock Bonus Awards.    The compensation committee may award FEI common stock as a stock bonus under the plan. The compensation committee may determine the persons who receive such awards, the number of shares to be awarded and the time of the award. Stock received as a stock bonus is subject to the terms, conditions and restrictions determined by the compensation committee at the time the stock is awarded.

        Restricted Stock.    FEI may issue restricted stock in amounts, and for consideration, subject to restrictions and on terms determined by the compensation committee.

        Cash Bonus Rights.    The compensation committee may grant cash bonus rights under the plan in connection with:

  •
  options granted or previously granted,

  •
  SARs granted or previously granted,

  •
  stock bonuses awarded or previously awarded, and

  •
  shares sold or previously sold under the plan.

Bonus rights may be used to provide cash to employees for the payment of taxes in connection with awards under the plan.

        Performance Units.    The compensation committee may grant performance units consisting of monetary units that may be earned in whole or in part if FEI achieves goals established by the compensation committee over a designated period of time not to exceed 10 years. Payment of an award earned may be in cash or stock or both and may be made when earned, or vested and deferred, as the compensation committee determines. No performance units have been granted under the plan.

        Foreign Qualified Grants.    Awards under the plan may be granted to eligible persons residing in foreign jurisdictions. The compensation committee may adopt supplements to the plan required to comply with the applicable laws of foreign jurisdictions and to afford participants favorable treatment under those laws, but no award may be granted under any supplement with terms that are more beneficial to the participants than the terms permitted by the plan.

        Changes in Capital Structure.    If the outstanding FEI common stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of FEI or of another corporation by reason of any recapitalization, stock split or other specified transactions, the compensation committee will make appropriate adjustment to the number and kind of shares available for awards under the plan. If FEI is a party to a merger, consolidation or plan of exchange or if FEI sells all or substantially all of its assets, the compensation committee may select one of the following alternatives for treating outstanding options under the plan:

  •
  outstanding options will remain in effect in accordance with their terms,

  •
  outstanding options shall be converted into options to purchase stock in the corporation that is the surviving or acquiring corporation in the transaction, or

  •
  a 30-day period before the completion of the transaction will be provided during which outstanding options will be exercisable to the extent exercisable and, upon the expiration of the 30-day period, all unexercised options immediately will terminate.

The compensation committee may accelerate the exercisability of options so that they are exercisable in full during the 30-day period. If FEI is dissolved, options will be treated as described in the third alternative listed above.

Awards to be Granted to Certain Individuals and Groups

        The number of options, SARs or restricted stock grants that an employee or consultant may receive under the plan is in the discretion of the compensation committee and, therefore, cannot be determined in advance. The following table sets forth (a) the aggregate number of shares subject to options granted to named officers and certain other persons under the plan during the last fiscal year, and (b) the average per share exercise price of such options. There were no SARs or restricted stock grants made under the plan during the last fiscal year.

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price
Vahé A. Sarkissian	125,000	$32.794
John A. Doherty	20,000	$33.00
Michel Epsztein	20,000	$33.00
John M. Lindquist	25,000	$33.00
Stephen F. Loughlin	20,000	$33.00
All executive officers, as a group	280,000	$32.91
All directors who are not executive officers, as a group	19,000	$29.40
All employees who are not executive officers, as a group	495,000	$29.84

Tax Consequences

        Some options authorized to be granted under the plan are intended to qualify as incentive stock options for federal income tax purposes. Under federal income tax law now in effect, an optionee will recognize no income upon grant or upon a proper exercise of the incentive stock option. If an employee exercises an incentive stock option and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, any gain realized on subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an incentive stock option before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of the disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. FEI will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an incentive stock option. On any disqualifying disposition by an employee, FEI generally will be entitled to a deduction to the extent the employee realized ordinary income.

        Other options authorized to be granted under the plan will be treated as nonqualified stock options for federal income tax purposes. Under federal income tax law now in effect, no income is realized by the grantee of a nonqualified stock option until the option is exercised. At the time of exercise of a nonqualified stock option, the optionee will realize ordinary compensation income and FEI generally will be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. FEI is required to withhold the income amount. On the sale of shares acquired upon exercise of a nonqualified stock option, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

        An employee who receives stock in connection with the performance of services generally will realize taxable income at the time of receipt unless the shares are substantially unvested for purposes of section 83 of the Internal Revenue Code and no section 83(b) election is made. If the shares are not vested at the time of receipt, the employee will realize taxable income in each year in which a portion of the shares substantially vest, unless the employee makes an election under section 83(b) within 30 days after the original transfer. FEI generally will be entitled to a tax deduction in the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares. FEI is required to withhold the income amount. A participant who receives a cash bonus right under the plan generally will recognize income equal to the amount of the cash bonus paid at the time of receipt. FEI generally will be entitled to a deduction equal to the income recognized by such participant.

        Section 162(m) of the Internal Revenue Code the amount that FEI may deduct for compensation paid to any of its most highly compensated officers in any year to $1,000,000 per person. Under regulations of the Internal Revenue Service, compensation received through the exercise of an option or a SAR is not subject to the $1,000,000 limit if the option or SAR and the plan meet certain requirements. One such requirement is to obtain shareholder approval at least once every five years of the per-employee limits on the number of shares for which options and SARs may be granted. Other such requirements are that the option or SAR be granted by a committee of at least two outside directors and that the exercise price of the option or SAR be not less than fair market value of the FEI common stock on the date of grant.

Recommendation of the Board of Directors

        The board of directors recommends that the shareholders vote FOR the amendments to the FEI 1995 Stock Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table contains certain information regarding the beneficial ownership as of March 1, 2003 of our common stock by (i) each person who owns beneficially more than 5% of the outstanding shares of our common stock, (ii) each director of FEI, (iii) each executive officer of FEI named in the summary compensation table and (iv) all executive officers and directors as a group. This information is based on information received from or on behalf of the named individuals.

Name and Address (where applicable) of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned
Philips Business Electronics International B.V. Building VP-1, PO Box 218 5600 MD Eindhoven The Netherlands	8,367,867	25.6%
Capital Group International, Inc. 11100 Santa Monica Blvd. Los Angeles, CA 90025	3,882,510	11.7%
Vahé A. Sarkissian(2)	531,024	1.6%
John A. Doherty(3)	114,029	*%
Michel Epsztein(4)	30,188	*%
John M. Lindquist(5)	68,706	*%
Stephen F. Loughlin(6)	21,588	*%
Michael J. Attardo(7)	13,750	*%
Wilfred J. Corrigan(8)	1,538	*%
William E. Curran(9)	8,367,867	25.6%
William W. Lattin(10)	18,194	*%
Jan C. Lobbezoo(11)	8,367,867	25.6%
Gerhard Parker(12)	13,833	*%
Donald R. VanLuvanee(13)	19,833	*%
All directors and executive officers as a group (15 persons)(14)	994,445	3.0%

*
Less than 1%

(1)
Shares that the person has the right to acquire within 60 days after March 1, 2003 are deemed to be outstanding in calculating the percentage ownership of the person or group but are not deemed to be outstanding as to any other person or group.

(2)
Includes 349,380 shares subject to options exercisable within 60 days after March 1, 2003.

(3)
Includes 49,500 shares subject to options exercisable within 60 days after March 1, 2003.

(4)
Includes 30,000 shares subject to options exercisable within 60 days after March 1, 2003.

(5)
Includes 67,801 shares subject to options exercisable within 60 days after March 1, 2003.

(6)
Includes 20,000 shares subject to options exercisable within 60 days after March 1, 2003.

(7)
Includes 13,750 shares subject to options exercisable within 60 days after March 1, 2003.

(8)
Includes 1,528 shares subject to options exercisable within 60 days after March 1, 2003.

(9)
Includes shares owned by Philips Business Electronics International B.V., for which beneficial ownership has been disclaimed by Mr. Curran.

(10)
Includes 16,194 shares subject to options exercisable within 60 days after March 1, 2003.

(11)
Includes shares owned by Philips Business Electronics International B.V., for which beneficial ownership has been disclaimed by Mr. Lobbezoo.

(12)
Includes 3,833 shares subject to options exercisable within 60 days after March 1, 2003.

(13)
Includes 19,833 shares subject to options exercisable within 60 days after March 1, 2003.

(14)
Includes 710,998 shares subject to options held by all directors and executive officers as a group which are exercisable within 60 days after March 1, 2003 and does not include shares for which beneficial ownership has been disclaimed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions and Relationships Between FEI and Philips

        General.    In connection with our 1997 acquisition of the electron optics business of Koninklijke Philips Electronics N.V., or Philips, FEI became, at that time, a majority-owned subsidiary of Philips Business Electronics International B.V., or PBE, which is a subsidiary of Philips. On May 22, 2001, PBE's ownership in FEI was reduced to approximately 26% of our outstanding common stock through a public offering in which Philips sold approximately 6.1 million shares of our common stock to the public.

        In 1997 and thereafter, we have entered into various agreements with Philips and PBE for the purpose of defining past, present and future operational arrangements between the companies. Consistent with the requirements of Oregon law, our board of directors has mandated a policy that any transaction or arrangement with a related party, including Philips and Philips' affiliates, should be on terms no less favorable than could be obtained in independent negotiations with outside third parties. These transactions also must be approved by a majority of disinterested directors or the majority of disinterested directors serving on our Audit Committee. Some of the Philips arrangements, however, date from the period before our acquisition of the electron optics business and, therefore, were the result of arm's length negotiations between independent parties. These arrangements were established when the electron optics business of Philips acquired by FEI was a division of Philips. With regard to some of the arrangements with Philips since our 1997 acquisition of Philips' electron optics business, it is difficult to determine with certainty that terms obtained from Philips are as favorable as could be obtained in arm's length negotiations between independent parties. We believe, however, that, taken as a whole, our relationship with Philips accommodates the parties' interests in a manner that is fair to both parties.

        We entered into an agreement with Philips, effective as of December 31, 2000, to clarify some of the existing arrangements and transactions between the parties. The December 31, 2000 agreement addressed, among other things, patents and intellectual property, research and development services, use of the Philips name and trademark, participation in Philips' insurance programs and a credit facility with Philips. The following discussion is a summary of various past, present and future arrangements and transactions between Philips and FEI. For more information about our arrangements with, and relationship to, Philips and risks related to PBE no longer being our majority shareholder, please also see the section of our annual report on Form 10-K for the fiscal year ended December 31, 2002 titled "Management's Discussion and Analysis and Results of Operations" "Related Party Activity—Philips" and Note 16 to the consolidated financial statements included in our Form 10-K.

        Payments under the December 31, 2000 Agreement.    Under the December 31, 2000 agreement, Philips has agreed to pay us up to $6 million over three years, commencing in 2001, partially to offset increased labor and employee costs associated with FEI no longer being majority owned by PBE. We recognized $3,659,000 of these payments in 2002 and $1,351,000 in 2001, as an offset to expenses. We will recognize all future payments under the agreement as a reduction of operating expenses when each payment is received. The agreement states that payments cease on a change of control of FEI.

        Philips Enabling Technologies Group, B.V.    A substantial portion of the subassemblies included in our products are purchased from Philips Enabling Technologies Group, B.V., a subsidiary of Philips. Materials purchased from Philips Enabling Technologies and other Philips-owned suppliers amounted to approximately $27.8 million in 2002. In November 2002, we negotiated a new supply agreement with Philips Enabling Technologies Group, B.V. We believe that these transactions were negotiated at arm's length.

        Research and Development.    Since 1997, we have entered into research and development contracts with Philips' research laboratories to purchase research and development services at below-market rates. We expect to continue to contract for research and development services from Philips in areas related to our business but, as a result of the reduction in Philips' ownership, the rates that Philips will charge us for contract research and development have increased. In 2002, we paid Philips $2.5 million for contract research and development services, as compared to $3.2 million in 2001. We may reduce our use of Philips' research facilities in 2003 and in upcoming years.

        Facilities leased from Philips.    In 2002, we paid approximately $623,000 for sales, service and administrative facilities we lease from Philips in countries other than the U.S.

        Intellectual Property Rights.    Because Philips' ownership of our capital stock is now less than 45%, Philips transferred to us, at our expense, approximately 100 U.S. and international patents, patent applications and inventions owned by Philips that had their principal commercial use in the electron optics business or were under joint development by Philips and us. Philips will retain a royalty free license for these patents, patent applications and inventions, including the right to sublicense and to manufacture and sell products in fields outside the scope of our business. The December 31, 2000 agreement confirmed the transfer of ownership of most of these patents to us. We paid $19,000 to Philips for the transfer of such patents. For a small number of other patents owned by Philips that may be useful in our business in the future, Philips granted to us a nonexclusive, nontransferable license to use such patents with a royalty rate of 1% of net realized sales per patent used in the product, but not to exceed 5% of the net realized sales for the product. There are a small number of patents jointly owned by us and Philips that each company will have the right to use and license. Philips also has provided us with a license for certain patents owned by Philips. For one technology, we have agreed to reimburse Philips' investment to develop the technology and to pay Philips a royalty based on sales if the technology is commercialized. We did not make any reimbursements to Philips in 2002 for this technology, because the technology has not yet been commercialized. The December 31, 2000 agreement also requires FEI to pay to Philips $618,000 over three years in compensation for the development efforts related to a specific patented technology, which FEI may use in future products. FEI paid $132,000 of this amount in 2001 and $233,000 in 2002. FEI also must pay a royalty of 1% of sales on any future sales of products using this technology. To date, FEI has not sold any products using this technology or paid any related royalties.

        Other Services Provided by Philips.    Since February 1997, we have purchased a range of administrative services from Philips and Philips' affiliates. These services include accounting, customs, export, human resources, import, information technology, legal, logistics and other services. In 2002, we paid Philips and Philips affiliates approximately $1.1 million for these services.

        Sales of Product to Philips Entities.    From time to time, affiliates of Philips buy FEI products for their own use. In 2002, these purchases amounted to approximately $1.5 million. In addition, affiliates of Philips purchased $14,000 in services from FEI in 2002. We believe these transactions were negotiated at arm's length.

        PBE's Right To Receive Additional Shares of Common Stock of FEI.    When stock options that were outstanding at the closing of our acquisition of the Philips electron optics division on February 21, 1997 are exercised, PBE has a right to receive additional shares of our common stock equal to approximately 122.22% of the number of shares issued upon exercise of these options. PBE's right to receive these additional shares also applies to specific options granted on September 18, 1998 that replaced options outstanding on February 21, 1997. (The 122.22% factor applied to the number of shares issued on exercise of the stock options is derived from the 55% ownership interest that PBE acquired at the time of our acquisition of the electron optics division.) We issue these additional shares to PBE at the end of each quarter. The consideration for the issuance of these additional shares, together with the shares issued to PBE in February 1997, was the transfer to us of the Philips electron optics business. PBE, therefore, does not have to pay us any additional consideration to receive these shares. In 2002, we issued 188,841 shares of our common stock to PBE under this agreement. We cannot predict the exact number of shares that will be issued to PBE in the future under this agreement because we do not know the number of this group of our outstanding options that eventually will be exercised. As of December 31, 2002, the maximum potential number of additional shares that may be issued to PBE under this contractual right is 268,841, subject to Philips' right to audit the final share amount as provided in the December 31, 2000 agreement with Philips.

Other Related Party Transactions

        Accurel.    Our chairman, president and chief executive officer, Vahé A. Sarkissian, owns 50% of the outstanding shares of common stock of Accurel Systems International Corp., a semiconductor analytical services laboratory firm based in Sunnyvale, California. We sold equipment to, and provided services under contracts with, Accurel beginning in 1996. During 2002, we sold three systems to Accurel for an aggregate of approximately $3.2 million, with extended payment terms of 5 years at 7% interest for one system, 3 years at 6.5% interest for another system and 2 years at 10.43% for the third system. These transactions were reviewed and approved by the disinterested members of our board of directors. We also provide service to Accurel on these and other systems purchased by Accurel and charged approximately $400,000 for these services in 2002. We also have guaranteed certain third party leases of Accurel for tools acquired by Accurel in prior years, up to a maximum of $500,000 as of December 31, 2002.

        Aggregate payments of $140,000 were due from Accurel on March 26, 2003 for the purchase of a Vectra 986+ circuit edit tool. As of March 26, 2003, no payments had been received. We are currently in discussions with Accurel regarding collection of these delinquent payments.

        Atos Origin.    We purchase information technology consulting and other services from Atos Origin, a company which is partially owned by Philips. Services purchased from Atos-Origin totaled approximately $2.5 million in 2002.

        LSI Logic.    We have sold product and services to LSI Logic Corporation ("LSI"), whose chairman and chief executive officer serves on our board of directors. Sales to LSI during 2002 totaled approximately $960,000.

        Consulting Agreement.    In January 2002, we entered into a consulting agreement with Shaunt Sarkissian, the son of our chairman, president and chief executive officer, Vahé A. Sarkissian. Under the agreement, Shaunt Sarkissian is to develop a business strategy for software applications and services employed in semiconductor manufacturing and testing processes. Total payments to Shaunt Sarkissian under this agreement amounted to $98,000 in 2002.

        Loans to Executives.    On June 25, 1998, we loaned Vahé A. Sarkissian $1.12 million for the purchase of restricted common stock. The loan was originally due on June 25, 2002 and bore interest at a rate of 5.58%. The disinterested members of FEI's board of directors agreed to amend the loan, effective June 25, 2002, to extend the due date until June 25, 2005 and increase the interest rate to 5.75%.

        Year 2002 Transactions with Related Parties.    For additional information about some of the transactions between us and related parties during 2002, you should read Note 16 to the consolidated financial statements included in our Form 10-K for the fiscal year ended December 31, 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires FEI's officers and directors, and persons who own more than ten percent (10%) of FEI's common stock, to file certain reports regarding ownership of, and transactions in, FEI's common stock with the Securities and Exchange

Commission. Such officers, directors, and 10% stockholders are also required to furnish FEI with copies of all Section 16(a) forms that they file.

        Based solely on its review of copies of Forms 3 and 4 and amendments thereto furnished to FEI, FEI believes that during fiscal year 2002, with the exception of a late reporting of a purchase of 7,000 shares by director Gerhard Parker on February 11, 2002, all Section 16(a) filings with the Securities and Exchange Commission of its officers, directors and 10% stockholders were timely filed.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth, with respect to the last three years, all compensation earned by our chief executive officer and our four most highly compensated executive officers other than the chief executive officer during 2002.

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus(1)	Other Annual Compensation		Restricted Stock Award(s)	Securities Underlying Options	All Other Compensation
Vahé A. Sarkissian President and Chief Executive Officer	2002 2001 2000	$455,000 410,000 375,769	$230,269 734,100 647,500	$0 0 0		0 0 0	125,000 150,000 50,000	$132,920 125,255 122,521	(2) (3) (4)
John A. Doherty Senior Vice President, Worldwide Sales	2002 2001 2000	$200,000 164,519 163,761	$36,973 96,750 107,000	$50,403 85,503 137,800	(7) (7) (7)	0 0 0	20,000 25,000 0	$0 98,544 49,089	(8) (9)
Michel Epsztein Senior Vice President and General Manager, Microelectronics Product Group	2002 2001 2000	$200,384 138,461 0	$36,973 113,425 0	$20,000 20,000 0	(5) (5)	0 0 0	20,000 50,000 0	$0 0 0
John M. Lindquist Senior Vice President, Corporate Marketing and Strategic Planning	2002 2001 2000	$210,000 196,346 155,904	$37,473 134,250 137,000	$0 0 0		0 0 0	25,000 25,000 10,000	$0 0 0
Stephen F. Loughlin Vice President of Corporate Finance, acting Chief Financial Officer and Controller	2002 2001 2000	$200,000 83,846 0	$29,980 58,200 0	$0 25,000 0	(6)	0 0 0	20,000 60,000 0	$0 0 0

(1)
Amounts paid were awarded under our management bonus plan.

(2)
Amount represents reimbursement of housing expenses of $63,265 incurred in 2002, including amounts to cover state and federal taxes associated with these reimbursements plus $69,655 for forgiveness of loans to pay state and federal taxes on a stock grant, including amounts to cover state and federal taxes associated with this loan forgiveness. The loan to pay taxes on the stock grant bore an interest rate of 5.58% until it was amended in June 2002 to increase the rate to 5.75%. The loan is forgiven at the rate of 20% each year as determined by Mr. Sarkissian's employment agreement.

(3)
Amount represents reimbursement of housing expenses of $58,437 incurred in 2001, including amounts to cover state and federal taxes associated with these reimbursements plus $66,818 for forgiveness of loans to pay state and federal taxes on a stock grant, including amounts to cover state and federal taxes associated with this loan forgiveness. The loan to pay taxes on the stock grant bore an interest rate of 5.58%.

(4)
Amount represents reimbursement of housing expenses of $52,349 incurred in 2000, including amounts to cover state and federal taxes associated with these reimbursements plus $70,172 for forgiveness of loans to pay state and federal taxes on a stock grant, including amounts to cover state and federal taxes associated with this loan forgiveness. The loan to pay taxes on the stock grant bore an interest rate of 5.58%.

(5)
Amounts represent hiring bonuses earned by Mr. Epsztein.

(6)
Amount represents a hiring bonus earned by Mr. Loughlin.

(7)
Amounts represent sales commissions earned by Mr. Doherty.

(8)
Amount represents rent of $49,651 paid for housing in Japan, cost of living adjustment payments of $34,667 for the time Mr. Doherty worked in Japan, phone and utilities expenses of $7,655 for the housing in Japan, club dues of $1,399, and $5,172 for payment of taxes in Japan in excess of amounts that would have been paid had the income been earned in the U.S.

(9)
Amount represents rent of $26,893 for housing in Japan, cost of living adjustment payments of $15,720 for the time Mr. Doherty worked in Japan, phone and utilities expenses of $1,141 for the housing in Japan, club dues of $3,241, furniture expenses of $1,382, and $712 for payment of taxes in Japan in excess of amounts that would have been paid had the income been earned in the U.S.

Stock Option Grants in Last Fiscal Year

        The following table provides information on option grants during 2002 to the persons named in the summary compensation table.

	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
		Percent of Total Options Granted to Employees in Fiscal Year
	Number of Securities Underlying Options Granted
Name				Exercise or Base Price Per Share		Expiration Date
							5%		10%
Vahé A. Sarkissian	100,000 25,000	12.97 3.24	% %	$ $	33.00 31.97	1/23/12 4/18/12	$ $	2,075,352 502,644	$ $	5,259,350 1,273,799
John A. Doherty	20,000	2.59%			$33.00	1/23/12		$415,070		$1,051,870
Michel Epsztein	20,000	2.59%			$33.00	1/23/12		$415,070		$1,051,870
John M. Lindquist	25,000	3.24%			$33.00	1/23/12		$518,838		$1,314,838
Stephen F. Loughlin	20,000	2.59%			$33.00	1/23/12		$415,070		$1,051,870

(1)
The 5% and 10% assumed rates of appreciation are required by the Securities and Exchange Commission and do not represent our estimate or projection of the future stock price.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth, for each of the persons named in the summary compensation table, the shares acquired and the value realized on exercise of stock options during 2002 and the fiscal year-end number and value of unexercised options:

			Number of Shares Subject to Unexercised Options at FY-End		Value of Unexercised In-the-Money Options at FY-End(1)
Name	Shares Acquired On Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Vahé A. Sarkissian	0	$0	246,880	327,500	$1,333,498	$336,780
John A. Doherty	30,250	$70,374	38,250	46,750	$256,288	$64,072
Michel Epsztein	0	$0	12,500	57,500	$0	$0
John M. Lindquist	0	$0	59,551	57,750	$383,695	$42,508
Stephen F. Loughlin	0	$0	15,000	65,000	$0	$0

(1)
Calculated based on the December 31, 2002 closing price of $15.29, less the exercise price, multiplied by the number of shares underlying the option.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information, as of December 31, 2002, regarding equity compensation plans approved and not approved by security holders:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders	2,790,829	(1)	$21.972	1,951,481	(3)
Equity Compensation Plans Not Approved by Security Holders	183,975	(2)	$6.8531	43,173	(4)
Total	2,974,804		$21.037	1,994,654

(1)
Consists of 2,789,298 shares outstanding under our 1995 Stock Incentive Plan and 1,531 shares outstanding under our 1984 Stock Incentive Plan.

(2)
Consists of 183,975 shares outstanding under our 1995 Supplemental Stock Incentive plan.

(3)
Consists of 1,467,836 shares available for issuance under our 1995 Stock Incentive Plan and 483,645 shares available for future issuance under our Employee Share Purchase Plan.

(4)
Consists of 43,173 shares available for issuance under our 1995 Supplemental Stock Incentive plan.

EMPLOYMENT ARRANGEMENTS AND EXECUTIVE SEVERANCE AGREEMENTS

Employment Arrangements

        On May 14, 1998, FEI confirmed the employment terms for Mr. Sarkissian through a letter agreement. This agreement established a base salary of $310,000, subject to annual review, and a bonus eligibility of 67% of the base salary (based on achieving established company and individual objectives). This agreement also provided for an initial grant of 50,000 shares of FEI common stock, options to purchase 49,380 shares of common stock and a restricted stock purchase grant of 150,620 shares of common stock, funded through a loan from FEI. The letter specifies eligibility for future option grants, confirms a severance benefit equal to one year of base salary, loan forgiveness and an additional one-year vesting of options upon termination during the first three years of employment.

        Our loan of $1,116,000 to Mr. Sarkissian was issued in order to enable Mr. Sarkissian to purchase 150,620 restricted shares of our common stock. The loan originally was due on June 24, 2002 and bore interest at a rate of 5.58%. Effective June 25, 2002, our board of directors approved an amendment to the loan to extend the due date of the loan to June 25, 2005 and to increase the interest rate to 5.75%. The restriction on these shares lapses at a rate of 20% beginning on June 25, 1998 and 20% annually thereafter, subject to Mr. Sarkissian's continued employment. Mr. Sarkissian also received a loan of $166,174 on June 25, 1998, bearing interest at 5.58% a year, to cover his federal and state income tax liability for his 50,000 share stock bonus award. This loan is forgiven at the rate of 20% each year, provided that Mr. Sarkissian remains employed by us.

Executive Severance Agreements

        We entered into an executive severance agreement with Mr. Sarkissian in February, 2002. Under the terms of this agreement, Mr. Sarkissian is entitled to a severance payment in the event that his employment is terminated by us other than for cause, death or disability. Upon such termination, Mr. Sarkissian is entitled to a severance payment equal to three times his annual salary plus an amount equal to his target annual incentive for the year in which he is terminated, certain insurance benefits and accelerated vesting of his stock options and restricted stock awards. In the event Mr. Sarkissian's employment is terminated within 18 months following a change of control other than for cause, death or disability, or by Mr. Sarkissian for "good reason," he is entitled to the severance payments described above and a tax restoration payment equal to the amount of (i) any excise tax on the severance payments, (ii) any excise tax on the tax restoration payment and (iii) any federal, state and local income tax on the tax restoration payment. For purposes of these agreements, good reason generally means a material reduction in Mr. Sarkissian's responsibilities following a change of control, a reduction in his base salary immediately prior to a change of control that is not part of an across-the-board of directors reduction affecting employees generally, relocation of Mr. Sarkissian more than 50 miles from the location of his office at the time of a change of control or a significant reduction in benefits available to him under the successor company's incentive or other employee benefit plans after a change of control compared to the total package of benefits as in effect prior to the change of control. Receipt of severance payments in any case is contingent upon execution of a release of claims by him. No such amounts are payable if Mr. Sarkissian's termination is due to death, normal retirement or voluntary action by Mr. Sarkissian (except for good reason following a change of control), termination for cause by us or permanent disability. In addition, no benefits are payable under the severance agreements if Mr. Sarkissian receives severance benefits under any other agreement with us. Mr. Sarkissian does, however, have the ability in such case to elect to receive the payments under this agreement in lieu of all benefits provided by all other such agreements.

        We also entered into executive severance agreements with our other named officers, Messrs. Doherty, Epsztein, Lindquist and Loughlin. Under the terms of these agreements, each executive officer is entitled to severance pay in the event his employment is terminated within

18 months following a change of control other than for cause, death or disability or by the officer for "good reason." For purposes of these agreements, good reason generally means a material reduction in the officer's responsibilities following a change of control, a reduction in the officer's base salary in effect prior to the change of control that is not part of an across-the-board of directors reduction affecting employees generally, relocation of the officer more than 50 miles from the location of his office at the time of a change of control or a significant reduction in benefits available to the officer under the successor company's incentive or other employee benefit plans after a change of control compared to the total package of benefits as in effect prior to the change of control. Upon such termination, the executive officer is entitled to a severance payment equal to two times his annual salary plus an amount equal to his target annual incentive for the year in which he is terminated, certain insurance benefits and accelerated vesting of the officer's stock options. Receipt of severance payments in any case is contingent upon execution of a release of claims by the officer. No such amounts are payable if the executive officer's termination is due to death, normal retirement or voluntary action by the officer (except for good reason following a change of control), termination for cause by us or permanent disability. In addition, no benefits are payable under the severance agreements if the officer receives severance benefits under any other agreement with us, unless the officer elects to receive payments under this agreement in lieu of all the benefits provided in all other such agreements.

Compensation Committee Interlocks and Insider Participation

        During 2002, the members of our compensation committee were Donald R. VanLuvanee, William E. Curran and William W. Lattin. During 2002, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION(1)

        The FEI compensation committee consists of three directors and, pursuant to authority delegated by the board of directors, determines and administers the compensation of FEI's executive officers. William E. Curran, a member of the committee, is an Executive Vice President of Philips Medical, an affiliate of Philips, which owns approximately 25% of FEI's capital stock. See "Certain Relationship and Related Transactions—Transactions and Relationships Between FEI and Philips" above.

        In determining the compensation for the executive officers other than the president and chief executive officer, the compensation committee works closely with the chief executive officer, who makes specific recommendations to the committee concerning compensation for each of the other executive officers. Although the board of directors has granted the compensation committee full authority to set executive compensation, in practice the decisions of the compensation committee usually are reported as recommendations to the full board of directors, which in the past generally has approved the recommendations.

Compensation Principles

        Executive compensation is based on several general principles, which are summarized below:

  •
  provide competitive total compensation that enables us to attract and retain key executives,

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  link corporate and individual performance to compensation,

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  encourage long-term success and align shareholder interests with management interests by giving executives the opportunity to acquire our stock, and

  •
  reward initiative.

Compensation Components

        The primary components of our executive officer compensation are base salary, annual bonus arrangements and long-term incentive compensation in the form of stock options.

        Base Salary.    The compensation committee attempts to establish base salary levels for FEI's executive officers that are competitive with those established by companies of similar size in the technology industry. When determining salaries, the compensation committee also takes into account individual experience levels, job responsibility and individual performance. Each executive officer's salary is reviewed annually and increases to base salary are made to reflect competitive market increases and the individual factors described above.

        Management Bonus Plan.    In 2002, senior managers of FEI were eligible for payment of an annual bonus under our management bonus plan. Under this plan, a percentage of each participant's year-end base salary is multiplied by a factor based on company performance to determine the total amount available to be paid. Actual bonus payments to each participant are then determined based on a combination of company-wide and individual performance criteria. In addition to the management bonus plan, the compensation committee in October 2002 approved a one-time bonus aggregating $225,000, which was distributed among senior executives in recognition of significant additional

(1)
This section shall not be deemed to be "soliciting material," or to be "filed" with the Securities and Exchange Commission, is not subject to the liabilities of Section 18 of the Securities and Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of FEI under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, regardless of date or any other general incorporation language in such filing.

contributions made during the year. Based on these criteria, in 2002 actual bonuses paid to FEI's management ranged from 1% to 51% of the individual's year-end base salary.

        Long-Term Incentives, Options and Restricted Stock.    FEI's primary long-term incentive compensation is through stock options. The compensation committee believes that the motivation of senior managers increases as the market value of FEI's common stock increases. Options and restricted stock grants, in particular, reward executive officers and other key employees for performance that results in increases in the market price of FEI's common stock, which directly benefits all shareholders. In order to align the financial interests of executive officers and other key employees with those of the shareholders, FEI grants stock options on a periodic basis, taking into account, among other factors, the size and terms of previous grants of equity-based compensation and stock holdings. The option terms and conditions are consistent with those of similarly situated companies. The compensation committee administers the stock incentive plan and establishes awards of stock options to senior managers and other key employees of FEI.

        Benefits.    In 2002, FEI offered benefits to its executive officers that were substantially the same as those offered to all FEI employees. These benefits included:

  •
  401(k) plan,

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  medical, dental and vision insurance,

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  employee share purchase plan, and

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  life and disability insurance.

Compensation of President and Chief Executive Officer

        The principal components of compensation for our president and chief executive officer, Vahé A. Sarkissian, in fiscal 2002 were: base salary in the amount of $455,000, a bonus of $230,269 paid under our management bonus plan and options to purchase 125,000 shares of common stock. In 2002, FEI also paid compensation agreed to at the time Mr. Sarkissian commenced his employment, which included loan forgiveness of $69,655 for a loan provided to pay taxes on a previously granted share bonus and reimbursement of $63,265 of housing costs. The amounts for loan forgiveness and housing reimbursement included amounts to cover associated state and federal taxes.

        In determining compensation for the president and chief executive officer for 2002, the committee considered a number of factors:

  •
  new product introduction and marketing efforts,

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  financial performance of the company compared to peer companies,

  •
  attainment of certain financial performance goals,

  •
  building knowledge of FEI in the financial community, and

  •
  defining and implementing FEI's strategic objectives.

Tax Law Limits on Executive Compensation

        Internal Revenue Code section 162(m) limits the amount that we may deduct for compensation paid to any of our most highly compensated officers to $1,000,000 per person. In addition to salary and bonus compensation, upon the exercise of stock options that are not treated as incentive stock options, the excess of the current market price over the option price (option spread) is treated as compensation and, therefore, in any year such exercise may cause the officer's total compensation to exceed $1,000,000. Under certain regulations, option spread compensation from options that meet certain requirements will not be subject to the $1,000,000 cap on deductibility, and it is our current policy generally to grant options that meet those requirements although individual exceptions may occur.

        All aspects of FEI's executive compensation are subject to change at the discretion of the compensation committee. The compensation committee will monitor FEI's executive compensation on an ongoing basis to ensure that it continues to support a performance-oriented environment and remains properly integrated with FEI's annual and long-term strategic objectives.

Compensation Committee Members

Donald R. VanLuvanee, Chairman
William E. Curran
William W. Lattin

AUDIT COMMITTEE REPORT(2)

        In accordance with its written charter adopted by the board of directors, a copy of which was provided with our proxy statement in connection with our 2001 annual meeting of shareholders, the audit committee of the board of directors consists of three members and operates under such written charter.

Membership of the Audit Committee

        The members of the audit committee are Michael J. Attardo, Jan C. Lobbezoo and Donald R. VanLuvanee, two of whom are independent directors according to the Nasdaq National Market's listing standards. Mr. Lobbezoo is not independent because he is executive vice president and chief financial officer of Philips Semiconductors International B.V., an affiliate of our largest shareholder, Philips Business Electronics International, B.V. The board of directors believes it is in FEI's and the shareholders' best interests to include Mr. Lobbezoo as a member of the audit committee because he has significant experience in financial matters. To the extent that the Nasdaq National Market's listing standards require it, Mr. Lobbezoo will be replaced on our audit committee with an independent director.

Role of the Audit Committee

        Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. Our responsibility is to monitor and review these processes. We are not professionally engaged in the practice of accounting or auditing, however, and are not experts in the fields of accounting or auditing, including with respect to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

        The audit committee held six meetings during 2002. The meetings were designed, among other things, to facilitate and encourage communication among the committee, management and FEI's independent auditors, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates ("Deloitte & Touche"). We discussed with Deloitte & Touche the overall scope and plans for their audits. We met with Deloitte & Touche, with and without management present, to discuss the results of their examinations and their evaluations of FEI's internal controls.

        The purpose of the audit committee is to fulfill the board of directors' oversight responsibilities relating to our corporate accounting and reporting practices, the quality and integrity of our financial reports, compliance with law and the maintenance of ethical standards and effective internal controls. During the meetings held in 2002, the audit committee reviewed and discussed, among other things:

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  results of the 2001 independent audit and review of the 2001 financial statements, Form 10-K and proxy statement,

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  issues regarding accounting, administrative and operating matters noted during the 2001 audit,

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  new requirements and responsibilities for audit committees,

(2)
This section shall not be deemed to be "soliciting material," or to be "filed" with the Securities and Exchange Commission, is not subject to the liabilities of Section 18 of the Securities and Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of FEI under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, regardless of date or any other general incorporation language in such filing.

  •
  FEI's significant policies for accounting and financial reporting and the status and anticipated effects of changes in those policies, including revenue recognition,

  •
  the quarterly and annual procedures performed by our independent auditors, Deloitte & Touche,

  •
  the quarterly consolidated financial statements and filings with the Securities and Exchange Commission, and

  •
  other matters concerning FEI's accounting, financial reporting and internal controls.

Review of FEI's Audited Financial Statements for the Fiscal Year Ended December 31, 2002

        At its January 23, 2003 meeting, the audit committee reviewed and discussed the financial statements for 2002 with management and the independent auditors. Specifically, the audit committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the audit committee discussed with the independent auditors the auditors' independence from management and FEI, including the matters covered by the letter to FEI from the independent auditors required by Independence Standards Board Standard No. 1.

        In March 2003, the audit committee reviewed the company's audited financial statements and footnotes for inclusion in FEI's annual report on Form 10-K for the fiscal year ended December 31, 2002. Based on this review and prior discussions with management and the independent auditors, the audit committee recommended to the board of directors that FEI's audited financial statements be included in its annual report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

        The audit committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence and has concluded that such services are compatible.

Audit Committee Members

Michael J. Attardo, Chairman
Jan C. Lobbezoo
Donald R. VanLuvanee

INDEPENDENT AUDITORS

        Deloitte & Touche were appointed to serve served as independent auditors for fiscal year 2002. Representatives of Deloitte & Touche are expected to attend the annual meeting. These representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Fees

        The aggregate fees billed to us by our principal accounting firm, Deloitte & Touche, for professional services rendered for the audit of our annual financial statements for 2002 and for the reviews of the financial statements included in our quarterly reports on Form 10-Q for that year were $615,455 as compared to $511,733 for 2001.

Financial Information Systems Design and Implementation Fees

        No fees were billed by Deloitte & Touche, including Deloitte Consulting, for professional services rendered for information technology services relating to financial information systems design and implementation for 2002.

All Other Fees

        The aggregate fees billed by Deloitte & Touche for services rendered to us, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for 2002 were $828,250 and for 2001 were $214,716, for audit related services, including consents and comfort letters in conjunction with our capital market financial transactions, the audit of our employee benefit plans, fees for statutory audits at our foreign subsidiaries and acquisition and other transactional related due diligence and accounting consultations. The aggregate fees billed by Deloitte & Touche for tax planning and compliance services were $448,402 in 2002 and $363,654 in 2001. In addition, aggregate fees billed by Deloitte & Touche for all other non-audit services in 2002 not listed above were $285,501 and there were no additional services in 2001.

STOCK PERFORMANCE GRAPH(3)

        Set forth below is a line graph comparing the cumulative total shareholder return of our common stock with the cumulative total return of the Nasdaq Stock Market Index and the Nasdaq Non-Financial Index, assuming the investment of $100 on December 31, 1997 and reinvestment of any dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG FEI COMPANY, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ NON-FINANCIAL INDEX

* $100 invested on 12/31/97 in stock or index-
including reinvestment of dividends.
Fiscal year ending December 31

	12/97	12/98	12/99	12/00	12/01	12/02
FEI Company	$100	$61.31	$124.62	$182.91	$253.35	$122.93
Nasdaq Stock Market	$100	$140.99	$261.48	$157.42	$124.89	$86.34
Nasdaq Non-Financial Index	$100	$146.75	$287.71	$167.68	$128.22	$83.83

(3)
This section shall not be deemed to be "soliciting material," or to be "filed" with the Securities and Exchange Commission, is not subject to the liabilities of Section 18 of the Securities and Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of FEI under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, regardless of date or any other general incorporation language in such filing.

APPENDIX A

FEI COMPANY
1995 STOCK INCENTIVE PLAN, AS AMENDED

As proposed to be amended under Proposal Number Two

        1.    Purpose.    The purpose of this Stock Incentive Plan (the "Plan") is to enable FEI Company (the "Company") to attract and retain the services of (1) selected employees, officers and directors of the Company or of any subsidiary of the Company and (2) selected nonemployee agents, consultants, advisors, persons involved in the sale or distribution of the Company's products and independent contractors of the Company or any subsidiary.

        2.    Shares Subject to the Plan.    Subject to adjustment as provided below and in paragraph 13, the shares to be offered under the Plan shall consist of Common Stock of the Company, and the total number of shares of Common Stock that may be issued under the Plan shall not exceed ~~5,000,000~~ 6,000,0000 shares. The shares issued under the Plan may be authorized and unissued shares or reacquired shares. If an option, stock appreciation right or performance unit granted under the Plan expires, terminates or is canceled, the unissued shares subject to such option, stock appreciation right or performance unit shall again be available under the Plan. If shares sold or awarded as a bonus under the Plan are forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.

        3.    Effective Date and Duration of Plan.

          (a)  Effective Date.    The Plan shall become effective as of April 21, 1995. No option, stock appreciation right or performance unit granted under the Plan shall become exercisable, however, until the Plan is approved by the affirmative vote of the holders of a majority of the shares of Common Stock represented at a shareholders meeting at which a quorum is present and any such awards under the Plan prior to such approval shall be conditioned on and subject to such approval. Subject to this limitation, options, stock appreciation rights and performance units may be granted and shares may be awarded as bonuses or sold under the Plan at any time after the effective date and before termination of the Plan.

          (b)  Duration.    The Plan shall continue in effect until all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options, performance units and shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding options, any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

        4.    Administration.

          (a)  Board of Directors.    The Plan shall be administered by the Board of Directors of the Company, which shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board of Directors may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

          (b)  Committee.    The Board of Directors may delegate to a committee of the Board of Directors or specified officers of the Company, or both (the "Committee") any or all authority for administration of the Plan. If authority is delegated to a Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee except (i) as otherwise provided by the Board of Directors, (ii) that only the Board of Directors may amend or terminate the Plan as provided in paragraphs 3 and 15 and (iii) that a Committee including officers of the Company shall not be permitted to grant options to persons who are officers of the Company.

        5.    Types of Awards; Eligibility.    The Board of Directors may, from time to time, take the following action, separately or in combination, under the Plan: (i) grant Incentive Stock Options, as defined in section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as provided in paragraphs 6(a) and 6(b); (ii) grant options other than Incentive Stock Options ("Non-Statutory Stock Options") as provided in paragraphs 6(a) and 6(c); (iii) award stock bonuses as provided in paragraph 7; (iv) sell shares subject to restrictions as provided in paragraph 8; (v) grant stock appreciation rights as provided in paragraph 9; (vi) grant cash bonus rights as provided in paragraph 10; (vii) grant performance units as provided in paragraph 11 and (viii) grant foreign qualified awards as provided in paragraph 12. Any such awards may be made to employees, including employees who are officers or directors, and to other individuals described in paragraph 1 who the Board of Directors believes have made or will make an important contribution to the Company or any subsidiary of the Company; provided, however, that only employees of the Company shall be eligible to receive Incentive Stock Options under the Plan. The Board of Directors shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made. At the discretion of the Board of Directors, an individual may be given an election to surrender an award in exchange for the grant of a new award. No employee may be granted options or stock appreciation rights under the Plan for more than an aggregate of 200,000 shares of Common Stock in connection with the hiring of the employee or ~~200,000~~ 250,000 shares of Common Stock otherwise in each calendar year thereafter.

        6.    Option Grants.

          (a)  General Rules Relating to Options.

              (i)  Terms of Grant.    The Board of Directors may grant options under the Plan. With respect to each option grant, the Board of Directors shall determine the number of shares subject to the option, the option price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option. At the time of the grant of an option or at any time thereafter, the Board of Directors may provide that an optionee who exercised an option with Common Stock of the Company shall automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

            (ii)  Exercise of Options.    Except as provided in paragraph 6(a)(iv) or as determined by the Board of Directors, no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by or in the service of the Company or any subsidiary of the Company and shall have been so employed or provided such service continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Board of Directors shall not, however, be deemed an interruption of employment or service for this purpose. Unless otherwise determined by the Board of Directors, vesting of options shall not continue during an absence on leave (including an extended illness) or on account of disability. Except as provided in paragraphs 6(a)(iv) and 13, options granted under the Plan may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Board of Directors, provided that options shall not be exercised for fractional shares. Unless otherwise determined by the Board of Directors, if the optionee does not exercise an option in any one year with respect to the full number of shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.

            (iii)  Nontransferability.    Each Incentive Stock Option and, unless otherwise determined by the Board of Directors, each other option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death.

            (iv)  Termination of Employment or Service.

              (A)  General Rule.    Unless otherwise determined by the Board of Directors, in the event the employment or service of the optionee with the Company or a subsidiary terminates for any reason other than because of physical disability or death as provided in subparagraphs 6(a)(iv)(B) and (C), the option may be exercised at any time prior to the expiration date of the option or the expiration of 30 days after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

              (B)  Termination Because of Total Disability.    Unless otherwise determined by the Board of Directors, in the event of the termination of employment or service because of total disability, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination. The term "total disability" means a medically determinable mental or physical impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties as an employee, director, officer or consultant of the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Company.

              (C)  Termination Because of Death.    Unless otherwise determined by the Board of Directors, in the event of the death of an optionee while employed by or providing service to the Company or a subsidiary, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of death, whichever is the shorter period, for any portion of the option exercisable as of the date of death and any outstanding unvested portion of the option, which shall become fully vested and immediately exercisable as of the date of death, and only by the person or persons to whom such optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

              (D)  Amendment of Exercise Period Applicable to Termination.    The Board of Directors, at the time of grant or, with respect to an option that is not an Incentive Stock Option, at any time thereafter, may extend the 30-day and 12-month exercise periods any length of time not longer than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Board of Directors may determine.

              (E)  Failure to Exercise Option.    To the extent that the option of any deceased optionee or of any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to such option shall cease and terminate.

            (v)  Purchase of Shares.    Unless the Board of Directors determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, and if required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the optionee's present intention to acquire the shares for investment and not with a view to distribution. Unless the Board of Directors determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option, the optionee must have paid the Company the full purchase price of such shares in cash (including, with the consent of the Board of Directors, cash that may be the proceeds of a loan from the Company (provided that, with respect to an Incentive Stock Option, such loan is approved at the time of option grant)) or, with the consent of the Board of Directors, in whole or in part, in Common Stock of the Company valued at fair market value, restricted stock, performance units or other contingent awards denominated in either stock or cash, promissory notes and other forms of consideration. The fair market value of Common Stock provided in payment of the purchase price shall be determined by the Board of Directors. If the Common Stock of the Company is not publicly traded on the date the option is exercised, the Board of Directors may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of the Company. If the Common Stock of the Company is publicly traded on the date the option is exercised, the fair market value of Common Stock provided in payment of the purchase price shall be the closing price of the Common Stock as reported in The Wall Street Journal on the last trading day preceding the date the option is exercised, or such other reported value of the Common Stock as shall be specified by the Board of Directors. No shares shall be issued until full payment for the shares has been made. With the consent of the Board of Directors (which, in the case of an Incentive Stock Option, shall be given only at the time of option grant), an optionee may request the Company to apply automatically the shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option. Each optionee who has exercised an option shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the optionee, including salary, subject to applicable law. With the consent of the Board of Directors an optionee may satisfy this obligation, in whole or in part, by having the Company withhold from the shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering to the Company Common Stock to satisfy the withholding amount. Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option.

          (b)  Incentive Stock Options.    Incentive Stock Options shall be subject to the following additional terms and conditions:

              (i)  Limitation on Amount of Grants.    No employee may be granted Incentive Stock Options under the Plan if the aggregate fair market value, on the date of grant, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year under the Plan and under all incentive stock option plans (within the meaning of section 422 of the Code) of the Company or any parent or subsidiary of the Company exceeds $100,000.

            (ii)  Limitations on Grants to 10 Percent Shareholders.    An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company only if the option price is at least 110 percent of the fair market value, as described in paragraph 6(b)(iv), of the Common Stock subject to the option on the date it is granted and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

            (iii)  Duration of Options.    Subject to paragraphs 6(a)(ii) and 6(b)(ii), Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

            (iv)  Option Price.    The option price per share shall be determined by the Board of Directors at the time of grant. Except as provided in paragraph 6(b)(ii), the option price shall not be less than 100 percent of the fair market value of the Common Stock covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be determined by the Board of Directors. If the Common Stock of the Company is not publicly traded on the date the option is granted, the Board of Directors may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of the Company. If the Common Stock of the Company is publicly traded on the date the option is exercised, the fair market value shall be deemed to be the closing price of the Common Stock as reported in The Wall Street Journal on the day preceding the date the option is granted, or, if there has been no sale on that date, on the last preceding date on which a sale occurred or such other value of the Common Stock as shall be specified by the Board of Directors.

            (v)  Limitation on Time of Grant.    No Incentive Stock Option shall be granted on or after the tenth anniversary of the effective date of the Plan.

            (vi)  Conversion of Incentive Stock Options.    The Board of Directors may at any time without the consent of the optionee convert an Incentive Stock Option to a Non-Statutory Stock Option.

          (c)  Non-Statutory Stock Options.    Non-Statutory Stock Options shall be subject to the following terms and conditions in addition to those set forth in Section 6(a) above:

              (i)  Option Price.    The option price for Non-Statutory Stock Options shall be determined by the Board of Directors at the time of grant and may be any amount determined by the Board of Directors.

            (ii)  Duration of Options.    Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors.

        7.    Stock Bonuses.    The Board of Directors may award shares under the Plan as stock bonuses. Shares awarded as a bonus shall be subject to the terms, conditions, and restrictions determined by the

Board of Directors. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded, together with such other restrictions as may be determined by the Board of Directors. If shares are subject to forfeiture, all dividends or other distributions paid by the Company with respect to the shares shall be retained by the Company until the shares are no longer subject to forfeiture, at which time all accumulated amounts shall be paid to the recipient. The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares awarded shall bear any legends required by the Board of Directors. The Company may require any recipient of a stock bonus to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the recipient, including salary or fees for services, subject to applicable law. With the consent of the Board of Directors, a recipient may deliver Common Stock to the Company to satisfy this withholding obligation. Upon the issuance of a stock bonus, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

        8.    Restricted Stock.    The Board of Directors may issue shares under the Plan for such consideration (including promissory notes and services) as determined by the Board of Directors. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with such other restrictions as may be determined by the Board of Directors. If shares are subject to forfeiture or repurchase by the Company, all dividends or other distributions paid by the Company with respect to the shares shall be retained by the Company until the shares are no longer subject to forfeiture or repurchase, at which time all accumulated amounts shall be paid to the recipient. All Common Stock issued pursuant to this paragraph 8 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective recipient of the shares prior to the delivery of certificates representing such shares to the recipient. The purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares shall bear any legends required by the Board of Directors. The Company may require any purchaser of restricted stock to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the purchaser, including salary, subject to applicable law. With the consent of the Board of Directors, a purchaser may deliver Common Stock to the Company to satisfy this withholding obligation. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

        9.    Stock Appreciation Rights.

          (a)  Grant.    Stock appreciation rights may be granted under the Plan by the Board of Directors, subject to such rules, terms, and conditions as the Board of Directors prescribes.

          (b)  Exercise.

              (i)  Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one share of Common Stock of the Company over its fair market value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the excess of the fair market value of one share of Common Stock of the Company over the option price per share under the option to which the stock appreciation right relates), multiplied by the number of shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered. No stock appreciation right shall be exercisable at a time that the amount determined under this subparagraph is negative. Payment by the Company upon exercise of a stock appreciation right may be made in Common Stock valued at fair market value, in cash, or partly in Common Stock and partly in cash, all as determined by the Board of Directors.

            (ii)  A stock appreciation right shall be exercisable only at the time or times established by the Board of Directors. If a stock appreciation right is granted in connection with an option, the following rules shall apply: (1) the stock appreciation right shall be exercisable only to the extent and on the same conditions that the related option could be exercised; (2) the stock appreciation rights shall be exercisable only when the fair market value of the stock exceeds the option price of the related option; (3) the stock appreciation right shall be for no more than 100 percent of the excess of the fair market value of the stock at the time of exercise over the option price; (4) upon exercise of the stock appreciation right, the option or portion thereof to which the stock appreciation right relates terminates; and (5) upon exercise of the option, the related stock appreciation right or portion thereof terminates.

            (iii)  The Board of Directors may withdraw any stock appreciation right granted under the Plan at any time and may impose any conditions upon the exercise of a stock appreciation right or adopt rules and regulations from time to time affecting the rights of holders of stock appreciation rights. Such rules and regulations may govern the right to exercise stock appreciation rights granted prior to adoption or amendment of such rules and regulations as well as stock appreciation rights granted thereafter.

            (iv)  For purposes of this paragraph 9, the fair market value of the Common Stock shall be determined as of the date the stock appreciation right is exercised, under the methods set forth in paragraph 6(b)(iv).

            (v)  No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Board of Directors shall determine, the number of shares may be rounded downward to the next whole share.

            (vi)  Each stock appreciation right granted in connection with an Incentive Stock Option, and unless otherwise determined by the Board of Directors, each other stock appreciation right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death, and each stock appreciation right by its terms shall be exercisable during the holder's lifetime only by the holder.

          (vii)  Each participant who has exercised a stock appreciation right shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant including salary, subject to applicable law. With the consent of the Board of Directors a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering Common Stock to the Company to satisfy the withholding amount.

          (viii)  Upon the exercise of a stock appreciation right for shares, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued. Cash payments of stock appreciation rights shall not reduce the number of shares of Common Stock reserved for issuance under the Plan.

        10.    Cash Bonus Rights.

          (a)  Grant.    The Board of Directors may grant cash bonus rights under the Plan in connection with (i) options granted or previously granted, (ii) stock appreciation rights granted or previously granted, (iii) stock bonuses awarded or previously awarded and (iv) shares sold or previously sold under the Plan. Cash bonus rights will be subject to rules, terms and conditions as the Board of Directors may prescribe. Unless otherwise determined by the Board of Directors, each cash bonus right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death. The payment of a cash bonus shall not reduce the number of shares of Common Stock reserved for issuance under the Plan.

          (b)  Cash Bonus Rights in Connection With Options.    A cash bonus right granted in connection with an option will entitle an optionee to a cash bonus when the related option is exercised (or terminates in connection with the exercise of a stock appreciation right related to the option) in whole or in part if, in the sole discretion of the Board of Directors, the bonus right will result in a tax deduction that the Company has sufficient taxable income to use. If an optionee purchases shares upon exercise of an option and does not exercise a related stock appreciation right, the amount of the bonus, if any, shall be determined by multiplying the excess of the total fair market value of the shares to be acquired upon the exercise over the total option price for the shares by the applicable bonus percentage. If the optionee exercises a related stock appreciation right in connection with the termination of an option, the amount of the bonus, if any, shall be determined by multiplying the total fair market value of the shares and cash received pursuant to the exercise of the stock appreciation right by the applicable bonus percentage. The bonus percentage applicable to a bonus right, including a previously granted bonus right, may be changed from time to time at the sole discretion of the Board of Directors but shall in no event exceed 75 percent.

          (c)  Cash Bonus Rights in Connection With Stock Bonus.    A cash bonus right granted in connection with a stock bonus will entitle the recipient to a cash bonus payable when the stock bonus is awarded or restrictions, if any, to which the stock is subject lapse. If bonus stock awarded is subject to restrictions and is repurchased by the Company or forfeited by the holder, the cash bonus right granted in connection with the stock bonus shall terminate and may not be exercised. The amount and timing of payment of a cash bonus shall be determined by the Board of Directors.

          (d)  Cash Bonus Rights in Connection With Stock Purchases.    A cash bonus right granted in connection with the purchase of stock pursuant to paragraph 8 will entitle the recipient to a cash bonus when the shares are purchased or restrictions, if any, to which the stock is subject lapse. Any cash bonus right granted in connection with shares purchased pursuant to paragraph 8 shall terminate and may not be exercised in the event the shares are repurchased by the Company or forfeited by the holder pursuant to applicable restrictions. The amount of any cash bonus to be awarded and timing of payment of a cash bonus shall be determined by the Board of Directors.

          (e)  Taxes.    The Company shall withhold from any cash bonus paid pursuant to paragraph 10 the amount necessary to satisfy any applicable federal, state and local withholding requirements.

        11.    Performance Units.    The Board of Directors may grant performance units consisting of monetary units which may be earned in whole or in part if the Company achieves certain goals established by the Board of Directors over a designated period of time, but not in any event more than 10 years. The goals established by the Board of Directors may include earnings per share, return on shareholders' equity, return on invested capital, and such other goals as may be established by the Board of Directors. In the event that the minimum performance goal established by the Board of Directors is not achieved at the conclusion of a period, no payment shall be made to the participants. In the event the maximum corporate goal is achieved, 100 percent of the monetary value of the performance units shall be paid to or vested in the participants. Partial achievement of the maximum goal may result in a payment or vesting corresponding to the degree of achievement as determined by the Board of Directors. Payment of an award earned may be in cash or in Common Stock or in a combination of both, and may be made when earned, or vested and deferred, as the Board of Directors determines. Deferred awards shall earn interest on the terms and at a rate determined by the Board of Directors. Unless otherwise determined by the Board of Directors, each performance unit granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death. Each participant who has been awarded a performance unit shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary or fees for services, subject to applicable law. With the consent of the Board of Directors a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued that number of shares that would satisfy the withholding amount due or by delivering Common Stock to the Company to satisfy the withholding amount. The payment of a performance unit in cash shall not reduce the number of shares of Common Stock reserved for issuance under the Plan. The number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon payment of an award.

        12.    Foreign Qualified Grants.    Awards under the Plan may be granted to such officers and employees of the Company and its subsidiaries and such other persons described in paragraph 1 residing in foreign jurisdictions as the Board of Directors may determine from time to time. The Board of Directors may adopt such supplements to the Plan as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws; provided, however, that no award shall be granted under any such supplement with terms which are more beneficial to the participants than the terms permitted by the Plan.

        13.    Changes in Capital Structure.

          (a)  Stock Splits; Stock Dividends.    If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares or dividend payable in shares, recapitalization or reclassification appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for grants under the Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, so that the optionee's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive.

          (b)  Mergers, Reorganizations, Etc.    In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party or a sale of all or substantially all of the Company's assets (each, a "Transaction"), the Board of Directors shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options under the Plan:

              (i)  Outstanding options shall remain in effect in accordance with their terms.

            (ii)  Outstanding options shall be converted into options to purchase stock in the corporation that is the surviving or acquiring corporation in the Transaction. The amount, type of securities subject thereto and exercise price of the converted options shall be determined by the Board of Directors of the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation to be issued to holders of shares of the Company. Unless otherwise determined by the Board of Directors, the converted options shall be vested only to the extent that the vesting requirements relating to options granted hereunder have been satisfied.

            (iii)  The Board of Directors shall provide a 30-day period prior to the consummation of the Transaction during which outstanding options may be exercised to the extent then exercisable, and upon the expiration of such 30-day period, all unexercised options shall immediately terminate. The Board of Directors may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full during such 30-day period.

          (c)  Dissolution of the Company.    In the event of the dissolution of the Company, options shall be treated in accordance with paragraph 13(b)(iii).

          (d)  Rights Issued by Another Corporation.    The Board of Directors may also grant options, stock appreciation rights, performance units, stock bonuses and cash bonuses and issue restricted stock under the Plan having terms, conditions and provisions that vary from those specified in this Plan provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, stock bonuses, cash bonuses, restricted stock and performance units granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a Transaction.

        14.    Amendment of Plan.    The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in paragraphs 6(a)(iv), 9, 10 and 13, however, no change in an award already granted shall be made without the written consent of the holder of such award.

        15.    Approvals.    The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate applicable state or federal securities laws.

        16.    Employment and Service Rights.    Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to decrease such employee's compensation or benefits, or (ii) confer upon any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company.

        17.    Rights as a Shareholder.    The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Common Stock until the date of issue to the recipient of a stock certificate for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

        18.    Option Grants to Independent Directors.

          (a)  Initial Board Grants.    Each person who is an Independent Director when the Plan is adopted or who becomes an Independent Director thereafter shall be automatically granted an option to purchase 5,000 shares of Common Stock on the date the Plan is approved by the shareholders of the Company or when he or she becomes an Independent Director. An "Independent Director" is a director who is not an officer or employee of the Company or any of its subsidiaries and who does not have a relationship which, in the opinion of the Board of Directors of the Company, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

          (b)  Additional Grants.    Each Independent Director shall be automatically granted an option to purchase additional shares of Common Stock in each calendar year subsequent to the year in which such Independent Director was granted an option pursuant to paragraph 18(a), such option to be granted as of the date of the Company's annual meeting of shareholders held in such calendar year, provided that the Independent Director continues to serve in such capacity as of such date. The number of shares subject to each additional grant shall be 3,000 shares for each Independent Director.

          (c)  Exercise Price.    The exercise price of options for 5,000 shares granted pursuant to paragraph 18(a) as of the date the Plan is approved by the Shareholders of the Company shall be equal to the price per share to the public in the Company's initial public offering, unless otherwise determined by the Board. The exercise price of all other options granted pursuant to this paragraph 18 shall be equal to 100 percent of the fair market value of the Common Stock determined pursuant to paragraph 6(b)(iv).

          (d)  Term of Option.    The term of each option granted pursuant to this paragraph 18 shall be 10 years from the date of grant.

          (e)  Exercisability.    Until an option expires or is terminated and except as provided in paragraphs 18(f) and 13, an option granted under this paragraph 18 shall be exercisable according to the following schedule: 2.78% for each complete month of continuous service after the date of grant, rounded up to the next full share, until fully vested.

          For purposes of this paragraph 18(e), a complete month shall be deemed to be the period which starts on the day of grant and ends on the same day of the following calendar month, so that each successive "complete month" ends on the same day of each successive calendar month (or, in respect of any calendar month which does not include such a day, that "complete month" shall end on the first day of the next following calendar month).

          (f)    Termination As a Director.    If an optionee ceases to be a director of the Company for any reason, including death, the option may be exercised at any time prior to the expiration date of the option or the expiration of 30 days (or 12 months in the event of death) after the last day the optionee served as a director, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option as of the last day the optionee served as a director, provided, however, that in the event of death, any outstanding unvested portion of the option shall become fully vested and immediately exercisable as of the date of death.

          (g)  Nontransferability.    Each option by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death, and each option by its terms shall be exercisable during the optionee's lifetime only by the optionee.

          (h)  Exercise of Options.    Options may be exercised upon payment of cash or shares of Common Stock of the Company in accordance with paragraph 6(a)(v).

Adopted:	April 21, 1995
Amended:	May 5, 1995
May 15, 1996
May 15, 1997
May 21, 1998
June 10, 1999
May 18, 2000
October 18, 2001
May 16, 2002
May 15, 2003

PROXY

FEI COMPANY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FEI COMPANY
FOR AN ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2003

        The undersigned holder of common stock of FEI Company hereby appoints Vahé A. Sarkissian, Bradley J. Thies and Stephen F. Loughlin, and each of them, proxies with full power of substitution, to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the annual meeting of shareholders of FEI Company on May 15, 2003 and at any subsequent adjournments or postponements thereof, with all powers that the undersigned would possess if personally present. The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

        The shares represented by this proxy will be voted as specified on the reverse hereof, but if no specification is made, this proxy will be voted FOR each of the proposals. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS THAT MAY COME BEFORE THE MEETING. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to our Corporate Secretary either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the meeting and voting in person.

(Continued, and to be signed on the other side)

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Please mark your votes as indicated in this example ☒

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, AND THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1 AND A VOTE "FOR" PROPOSAL 2.

(1)
ELECTION OF DIRECTORS: (INSTRUCTIONS: To withhold your vote for a particular nominee, mark the "FOR" box and strike a line through the nominee's name below).

FOR all nominees except as marked to the contrary below ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐
Nominees: Michael J. Attardo, Wilfred J. Corrigan, William E. Curran, William W. Lattin, Jan C. Lobbezoo, Gerhard Parker, Vahé A. Sarkissian, and Donald R. VanLuvanee
(2)
AMENDMENT OF THE COMPANY'S 1995 STOCK INCENTIVE PLAN (I) TO INCREASE THE NUMBER OF SHARES OF FEI COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN FROM 5,000,000 TO 6,000,000; AND (II) TO INCREASE THE NUMBER OF SHARES SUBJECT TO OPTIONS OR STOCK APPRECIATION RIGHTS THAT MAY BE GRANTED TO ANY EMPLOYEE IN ANY SINGLE YEAR, SUBSEQUENT TO THE INITIAL GRANT, FROM 200,000 TO 250,000:

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE ANNUAL MEETING OF SHAREHOLDERS OF FEI COMPANY WILL BE HELD ON MAY 15, 2003 AT 9:00 A.M., PACIFIC TIME, AT 5350 NE DAWSON CREEK DRIVE, HILLSBORO, OREGON.

PLEASE DATE AND SIGN AS NAME IS IMPRINTED HEREON, INCLUDING DESIGNATION AS EXECUTOR, TRUSTEE, ETC., IF APPLICABLE. JOINT OWNERS EACH SHOULD SIGN. A CORPORATION MUST SIGN ITS NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER.

PLEASE NOTE: ANY SHARES OF STOCK OF THE COMPANY HELD IN THE NAME OF FIDUCIARIES, CUSTODIANS OR BROKERAGE HOUSES FOR THE BENEFIT OF THEIR CLIENTS MAY ONLY BE VOTED BY THE FIDUCIARY, CUSTODIAN OR BROKERAGE HOUSE ITSELF—THE BENEFICIAL OWNER MAY NOT DIRECTLY VOTE OR APPOINT A PROXY TO VOTE THE SHARES AND MUST INSTRUCT THE PERSON OR ENTITY IN WHOSE NAME THE SHARES ARE HELD HOW TO VOTE THE SHARES HELD FOR THE BENEFICIAL OWNER. THEREFORE, IF ANY SHARES OF STOCK OF THE COMPANY ARE HELD IN "STREET NAME" BY A BROKERAGE HOUSE, ONLY THE BROKERAGE HOUSE, AT THE INSTRUCTION OF ITS CLIENT, MAY VOTE OR APPOINT A PROXY TO VOTE THE SHARES.

Signature(s) ______________________________________ Dated: _________________, 2003

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QuickLinks

Information Concerning Solicitation and Voting
PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS
PROPOSAL NUMBER TWO—APPROVAL AND ADOPTION OF AMENDMENTS TO THE FEI 1995 STOCK INCENTIVE PLAN
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
EMPLOYMENT ARRANGEMENTS AND EXECUTIVE SEVERANCE AGREEMENTS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(1)
AUDIT COMMITTEE REPORT(2)
INDEPENDENT AUDITORS
STOCK PERFORMANCE GRAPH(3)
FEI COMPANY 1995 STOCK INCENTIVE PLAN, AS AMENDED